Independent Auditors' Consent

     We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement (No. 33-48606) of The 59 Wall Street Tax Free Short/Intermediate Fixed Income Fund (a series of The 59 Wall Street Trust) of our report dated August 11, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 25, 1995